Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER (1)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the following certification is being made to accompany Catskill  Litigation Trust’s Quarterly Report on Form 10-QSB for the period ended September 30, 2007;

In connection with the Quarterly Report of Catskill Litigation Trust on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul deBary, Acting Chief Financial Officer of the Catskill  Litigation Trust, certify, pursuant to 18 U.S.C. ss. 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Catskill Litigation Trust.

/s/ Paul deBary
Name:	Paul deBary
Title:	Acting Chief Financial Officer
Date:	November 19, 2007

(1)
A signed original of this written statement required by Section 906 has been provided to Catskill Litigation Trust and will be retained by Catskill Litigation Trust and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C.  Section 1350 and is not being filed as part of the Report or as a separate disclosure document.